                               6,100,000 Shares

                               ZANY BRAINY, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                __________, 1999


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
WILLIAM BLAIR & COMPANY
U.S. BANCORP PIPER JAFFRAY
DLJDIRECT INC.
 As representatives of the several Underwriters named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette Securities Corporation
   277 Park Avenue
   New York, New York 10172

Dear Sirs:

     Zany Brainy, Inc., a Pennsylvania corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), and certain shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") severally propose to sell to the several Underwriters, an aggregate of 6,100,000 shares of the Common Stock, $.01 par value, of the Company (the "Firm Shares"), of which 3,807,669 shares are to be issued and sold by the Company and 2,292,331 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule II hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional 915,000 shares of its Common Stock, $.01 par value (the "Additional
Shares") if requested by the Underwriters as provided in Section 2 hereof.   The
Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Company and the Selling Shareholders are hereinafter sometimes referred to collectively as the "Sellers."

     Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 3,807,669 Firm Shares, (ii) each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Shareholder's name in Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $______ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 915,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been
given.   If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin

& Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan or (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) the Company may issue shares of Common Stock in connection with a merger with or acquisition of a publicly held company. The Company also agrees not to file any registration statement, other than a registration statement on Form S-8 covering Common Stock issuable pursuant to the Company's existing stock option plans or agreements with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, use its best efforts to deliver an agreement executed by (i) each Selling Shareholder, (ii) each of the directors and officers of the Company who is not a Selling Shareholder and (iii) each shareholder listed on Annex I hereto to the effect that such person will not without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, during the period commencing on the date such person signs such agreement and ending 135 days after the date of the Prospectus with respect to one-third of such shareholder's shares and ending on January 31, 2000 with respect to two-third of such shareholder's shares, (A) engage in any of the transactions described in the following paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

     In addition, each Selling Shareholder agrees that until 135 days after the date of the Prospectus with respect to one-third of such shareholder's shares and until January 31, 2000 with respect to two-third of such shareholder's shares, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercise or exchangeable for Common Stock which may be deemed to be beneficially owned by such shareholder in accordance with the rules and regulations of the Securities and Exchange Commission) other than the shares of Common Stock sold pursuant to this Agreement or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise); provided, however, that such shareholder may exercise options to purchase Common Stock of the Company and may transfer shares of Common Stock or options; provided that (A) such transfer would be deemed a permitted transfer under Section 1(b) of the Amended and Restated Shareholders' Agreement dated May 18, 1994, as amended, (B) such shareholder delivers a notice to Donaldson, Lufkin & Jenrette Securities Corporation within five business days of such transfer and (C) such transferee executes and delivers to Donaldson, Lufkin & Jenrette Securities Corporation an agreement in substantially the same form and containing substantially the same provisions as the lock-up agreement. In addition, each Selling Shareholder agrees that until January 31, 2000, such Selling Shareholder will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     Section 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     Of the shares of Common Stock to be offered by the Underwriters, shares have been reserved (the "Reserved Shares") for sale to certain individuals, including employees, officers and directors of the Company and other parties associated with the Company and members of their families. The number of shares available to the general public will be reduced to the extent those persons purchase, or confirm the purchase (either orally or in writing) of, Reserved Shares. Any Reserved Shares not so purchased or confirmed for purchase will be offered in the Offering.

     Section 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than 9:00 A.M. on the second business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on ________, 1999 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "Closing Date". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "Option Closing Date". The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York, 10022 or such other location as the parties shall mutually agree, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     Section 5.  Agreements of the Company.  The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you in your reasonable judgment, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To make generally available to its shareholders no later than 45 days following July 31, 2000 an earnings statement covering the twelve-month period ending July 31, 2000 that is consistent with the provisions of Section 11(a) of the Act and any rules promulgated thereunder, including Rule 158 under the Act.

     (h) During the period of three years after the date of this Agreement, to furnish to you promptly following initial availability copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants which shall be paid by the Company in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) the fees, disbursements and expenses of the Selling Shareholder's counsel which shall be paid by the Selling Shareholders, (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) all costs of printing or producing the Registration Statement, the preliminary prospectus and the Prospectus, (v) all expenses in connection with the satisfying the Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto which shall not exceed $7,500), (vi) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (viii) the cost of printing certificates representing the Shares, (ix) the costs and charges of any transfer agent and registrar, and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. The Selling Shareholders shall be responsible for payment of the underwriting discounts and commissions. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for allocation of such expenses among themselves.

     (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

     (k) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares and the aggregate initial public offering price of such additional Shares does not exceed twenty percent of the maximum aggregate offering price of the shares set forth in the table included on the cover page of the Registration Statement, to transmit for filing a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) in a manner that reasonably should enable the Rule 462(b) Registration Statement to become effective by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will be transmitted for filing in a manner that reasonably should enable the Rule 462(b) Registration Statement to become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

     (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the applicable requirements of the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration

Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) The preliminary prospectus dated May 12, 1999 complied when so filed in all material respects with Section 10(a) of the Act (subject to such omissions as are permitted by Section 10(a)(4)).

     (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

     (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except as otherwise disclosed in the Registration Statement.

     (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (i) Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws or (B) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except with respect to clause (B) for such violation, default or non-performance that, individually or in the aggregate, would not result in a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

     (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or, to the knowledge of the Company, their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency applicable to the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the Company or any of its subsidiaries, except for any suspension, termination or revocation of any Authorization which would not result in a Material Adverse Effect.

     (k) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which, to the knowledge of the Company, any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; to the knowledge of the Company, there are no legal or governmental proceedings threatened to which the Company or any of its subsidiaries could be a party or to which any of their respective property could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents or agreements that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

     (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in material compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, to the knowledge of the Company, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or which results or, after notice or lapse of time or both, would result in any other impairment of the rights of the Company or its subsidiaries; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in material compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

     (n) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (o) This Agreement has been duly authorized, executed and delivered by the Company.

     (p) Arthur Andersen LLP, are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

     (q) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) in all material respects fairly present the information and data presented therein in a manner consistent with the books and records of the Company.

     (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (s) Except as set forth in the purchase agreement dated as of January 20, 1993, by and among the Company and certain of its shareholders; the purchase agreement dated as of June 3, 1994 by and among the Company and certain of its shareholders; the DLJ Capital Corporation

Warrant to Purchase Common Stock dated as of June 3, 1994 and the DLJ First ESC L.L.C. Warrant to Purchase Common Stock dated as of June 3, 1994 (collectively, the "DLJ Warrants"), the purchase agreement dated as of June 28, 1995, by and among the Company and certain of its shareholders and; the purchase agreement dated as of September 24, 1996 by and among the Company and certain of its shareholders, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement which rights have not been waived.

     (t) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (u) Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

     (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all licenses, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (w) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or to the knowledge of the Company threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

     (x) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except such as would not result in a Material Adverse Effect.

     Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     Section 7. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter that:

     (a) Such Selling Shareholder is the lawful owner of the Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

     (b) Such Selling Shareholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Shareholder and StockTrans, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "Custody Agreement") and the Power of Attorney of such Selling Shareholder appointing certain individuals as such Selling Shareholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "Power of Attorney") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided herein and therein.

     (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

     (d) The Custody Agreement of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.

     (e) The Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement.

     (f) Upon delivery of and payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

     (g) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder by or on behalf of such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Shareholder, if such Selling Shareholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any property of such Selling Shareholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Shareholder or any property of such Selling Shareholder.

     (h) The information in the Registration Statement under the caption "Principal and Selling Shareholders" which specifically relates to such Selling Shareholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (i) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Shareholder will immediately notify you of such change.

     (j) Each certificate signed by or on behalf of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     Section 8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that reasonably could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. Notwithstanding the foregoing, the aggregate liability of any Selling Shareholder pursuant to this Section 8(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Shareholder from the Underwriters for the sale of the Shares sold by such Selling Shareholder hereunder.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought

(the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to Sections 8(a), 8(b) and 8(c), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than sixty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request; provided, however, that this clause (ii) shall not apply while the requirement to pay such fees and expenses is being contested by such indemnifying party in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (e) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could reasonably have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount received by such Selling Shareholder for the sale of Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) Each Selling Shareholder hereby designates Zany Brainy, Inc., 308 East Lancaster Avenue, Wynnewood, PA 19096, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Shareholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. Zany Brainy, Inc. shall promptly send or give such Selling Shareholder, at the address for notices specified in Section 12 hereof, a copy of such process.

     Section 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Keith Spurgeon and Robert A. Helpert, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming, to their knowledge, the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, other than in the ordinary course of business, the effect of which, in any such case described in clause 9(d)(i),

9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) All the representations and warranties of each Selling Shareholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Shareholder (or its attorney-in-fact) to such effect and to the effect that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Shareholder on or prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company to the effect that:

         (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

         (ii) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any statutory preemptive or, to such counsel's knowledge, any similar rights;

         (iii) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive or, to such counsel's knowledge, any similar rights;

         (iv) this Agreement has been duly authorized, executed and delivered by the Company;

         (v) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

         (vi) each of the Company's subsidiaries listed on Exhibit A to such counsel's opinion has been duly incorporated, is validly existing as a corporation in good standing under the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties;

         (vii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation in each jurisdiction listed on Exhibit B to such counsel's opinion;

         (viii) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company;

         (ix) based solely on the oral advisement of a member of the staff of the Commission, the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge, pending before or contemplated by the Commission;

         (x) the statements under the captions "Management--Stock Option Plans", "Management--Employment Agreements", "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

         (xi) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any material consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is known to such counsel and that is material to the Company and its subsidiaries, taken as a whole, and to which the Company or any of its subsidiaries is a party, or (C) violate or conflict with any applicable law or any rule or regulation or to such counsel's knowledge, any applicable, judgment, order or decree of any court or any governmental body or agency expressly applicable to the Company, any of its subsidiaries or their respective property;

         (xii) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, nor any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

         (xiii) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

         (xiv) to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the

     Shares registered pursuant to the Registration Statement except as set forth in the purchase agreement dated as of January 20, 1993, by and among the Company and certain of its shareholders; the purchase agreement dated as of June 3, 1994 by and among the Company and certain of its shareholders; the DLJ Warrants, the purchase agreement dated as of June 28, 1995, by and among the Company and certain of its shareholders; and the purchase agreement dated as of September 24, 1996 by and among the Company and certain of its shareholders;

         (xv) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and notes thereto, financial schedules and other financial data included therein as to which no opinion need be expressed) comply as to form in all material respects with the Act; and

         (xvi) in addition, such counsel shall state that it has participated in conferences with representatives of the underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention which cause such counsel to believe that (i) the Registration Statement, as of the time it became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of the date thereof and as of the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that such counsel need express no comment with respect to the financial statements and notes, thereto, financial schedules, and other financial information contained in the Prospectus.

     The foregoing options may be limited to federal laws of the United States and the laws of the Commonwealth of Pennsylvania.

     The opinion of Morgan, Lewis & Bockius, LLP described in Section 9(f) above shall be rendered to you at the request of the Company and shall so state therein.

     (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Dechert Price & Rhoads, counsel for the Selling Shareholders to the effect that:

         (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder;

         (ii) each Selling Shareholder is the lawful owner of the Shares to be sold by such Selling Shareholder pursuant to this Agreement and has good and clear title to such

     Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

          (iii) each Selling Shareholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Shareholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided herein and therein;

          (iv) the Custody Agreement of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms;

          (v) the Power of Attorney of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder, enforceable in accordance with its terms;

          (vi) upon delivery of and payment for the Shares to be sold by each Selling Shareholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

          (vii) the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of each Selling Shareholder by such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) to such counsel's knowledge, require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Shareholder, if such Selling Shareholder is not an individual, or (C) to such counsel's knowledge, conflict with in any material respect or constitute a breach in any material respect of any of the terms or provisions of, or a default under, any of the indentures, loan agreements, mortgages, leases or other agreements or instruments to which such Selling Shareholder is a party or by which any property of such Selling Shareholder is bound listed on Schedule A thereto or (D) violate or conflict with any applicable law or any rule, or regulation, or to such counsel's knowledge, any applicable judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Shareholder or any property of such Selling Shareholder.

     The opinion of Dechert Price & Rhoads, described in Section 9(h) above shall be rendered to you at the request of the Selling Shareholders and shall so state therein.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins counsel for the Underwriters, as to such matters as you may request.

     In giving such opinions with respect to the matters covered by Section 9(f)(xii), Morgan, Lewis & Bockius and Latham & Watkins may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to you, from Arthur Andersen, LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (j)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (k) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

     (l) The Company and the Selling Shareholders shall not have failed on or prior to the Closing Date to perform or comply with in any material respect any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Shareholders, as the case may be, on or prior to the Closing Date.

     (m) You shall have received on the Closing Date, a certificate of each Selling Shareholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Shareholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     Section 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Shareholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     Section 11. Agreements of the Selling Shareholders. Each Selling Shareholder agrees with you and the Company:

     (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Shareholder to the Underwriters.

     (b) To do and perform all things to be done and performed by such Selling Shareholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement.

     Section 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Zany Brainy, Inc. 308 East Lancaster Avenue, Wynnewood, PA 19096, (ii) if to the Selling Shareholders, to Robert A. Helpert or Daniel Kaufman, c/o Zany Brainy, Inc. 308 East Lancaster Avenue, Wynnewood, PA 19096 and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Shareholder or any person controlling such Selling Shareholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

     If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 or a material breach of this Agreement by the Underwriters), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and the Selling Shareholders severally agree to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof); provided that the adjudication of such rights is determined by a court of competent jurdisdiction, not subject to further review and appeal, and the Underwriter involved in such a dispute is the prevailing party.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Shareholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                              Very truly yours,

                              ZANY BRAINY, INC.

                              By:_______________________________________________
                                 Title:

                              THE SELLING SHAREHOLDERS
                                 NAMED IN SCHEDULE II
                                 HERETO, ACTING
                                 SEVERALLY

                              By _______________________________________________
                                              Attorney-in-fact

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
WILLIAM BLAIR & COMPANY
U.S. BANCORP PIPER JAFFRAY
DLJDIRECT INC.

Acting severally on behalf of
   themselves and the several
   Underwriters named in
   Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

   By_____________________________________

                                  SCHEDULE I
                                  ----------

Underwriters                                          Number of Firm Shares
------------
                                                         to be Purchased
                                                         ---------------
Donaldson, Lufkin & Jenrette Securities
Corporation

BT Alex. Brown Incorporated

William Blair & Company

U.S. Bancorp Piper Jaffray

DLJdirect Inc.


Total

                                  SCHEDULE II
                                  -----------

                             Selling Shareholders
                             --------------------

                                      Number of Firm       [Number of Additional
Name                                 Shares Being Sold       Shares Being Sold]
----                                 -----------------       ------------------







Total

                                    Annex I

[Insert names of shareholders of the Company who will be required to sign lock ups]

                                       29